PSU Form Agreement
(2024)
[Filed with SEC]

PERFORMANCE-BASED RESTRICTED STOCK UNIT GRANT NOTICE
UNDER THE
SNAP ONE HOLDINGS CORP.
2021 EQUITY INCENTIVE PLAN
Snap One Holdings Corp., a Delaware corporation (the “Company”), pursuant to its 2021 Equity Incentive Plan, as it may be amended and restated from time to time (the “Plan”), hereby grants to the Participant set forth below the number of Performance-Based Restricted Stock Units (“PSUs”) set forth below. The PSUs are subject to all of the terms and conditions as set forth herein, in the Performance-Based Restricted Stock Unit Agreement (attached hereto or previously provided to the Participant in connection with a prior grant), and in the Plan, all of which are incorporated herein in their entirety. Capitalized terms not otherwise defined herein shall have the meaning set forth in the Plan.
Participant: [Name]

Date of Grant: [Date]

Vesting Commencement Date: [Date]
Total Number of PSUs (at Target): [Number] PSUs (“Total Target PSUs”)
Performance Period:    The following performance periods apply to the PSUs hereunder (collectively, the “Performance Periods”):
oThe period commencing on the first day of the Company’s [] fiscal year and ending on the last day of the Company’s [] fiscal year (the “Year 1 Performance Period”).
oThe period commencing on the first day of the Company’s [] fiscal year and ending on the last day of the Company’s []fiscal year (the “Year 2 Performance Period”).
oThe period commencing on the first day of the Company’s []fiscal year and ending on the last day of the Company’s []fiscal year (the “Year 3 Performance Period”).

Vesting Schedule:    The PSUs are eligible for vesting based on the level of achievement of the specified performance criteria established by the Committee or Board for each Performance Period (as further described in Exhibit A of the Performance-Based Restricted Stock Unit Agreement and subject to the terms and conditions set forth therein).

Dividend Equivalents:    The PSUs shall be credited with dividend-equivalent payments, as provided in Section 12(c)(iii) of the Plan.
*    *    *

THE UNDERSIGNED PARTICIPANT ACKNOWLEDGES RECEIPT OF THIS PERFORMANCE-BASED RESTRICTED STOCK UNIT GRANT NOTICE, THE PERFORMANCE-BASED RESTRICTED STOCK UNIT AGREEMENT AND THE PLAN, AND, AS AN EXPRESS CONDITION TO THE GRANT OF PSUs HEREUNDER, AGREES TO BE BOUND BY THE TERMS OF THIS PERFORMANCE-BASED RESTRICTED STOCK UNIT GRANT NOTICE, THE PERFORMANCE-BASED RESTRICTED STOCK UNIT AGREEMENT AND THE PLAN.

PARTICIPANT1
______________________________

SNAP ONE HOLDINGS CORP.
___________________________________
By:
Title:
1     To the extent that the Company has established, either itself or through a third-party plan administrator, the ability to accept this award electronically, such acceptance shall constitute the Participant’s signature hereto.
[Signature Page to Performance-Based Restricted Stock Unit Agreement]

PERFORMANCE-BASED RESTRICTED STOCK UNIT AGREEMENT
UNDER THE
SNAP ONE HOLDINGS CORP.
2021 EQUITY INCENTIVE PLAN
Pursuant to the Performance-Based Restricted Stock Unit Grant Notice (the “Grant Notice”) delivered to the Participant (as defined in the Grant Notice), and subject to the terms of this Performance-Based Restricted Stock Unit Agreement (this “Performance-Based Restricted Stock Unit Agreement”) and the Snap One Holdings Corp. 2021 Equity Incentive Plan, as it may be amended and restated from time to time (the “Plan”), the Company and the Participant agree as follows. Capitalized terms not otherwise defined herein shall have the same meaning as set forth in the Plan or Grant Notice (as applicable).
1.Grant of Performance-Based Restricted Stock Units. Subject to the terms and conditions set forth herein and in the Plan, the Company hereby grants to the Participant the number of Performance-Based Restricted Stock Units (“PSUs”) provided in the Grant Notice (with each PSU representing an unfunded, unsecured right to receive one share of Common Stock). The Company may make one or more additional grants of PSUs to the Participant under this Performance-Based Restricted Stock Unit Agreement by providing the Participant with a new grant notice, which may also include any terms and conditions differing from this Performance-Based Restricted Stock Unit Agreement to the extent provided therein. The Company reserves all rights with respect to the granting of additional PSUs hereunder and makes no implied promise to grant additional PSUs.
2.Vesting. Subject to the conditions contained herein and in the Plan, the PSUs shall vest as provided in Exhibit A attached hereto.
3.Settlement of Performance-Based Restricted Stock Units. The Company will deliver to the Participant, without charge, as soon as reasonably practicable (and, in any event, within thirty (30) days) following the applicable vesting date, one share of Common Stock for each PSU which becomes vested hereunder and such vested PSUs shall be cancelled upon such delivery. The Company shall either (a) deliver, or cause to be delivered, to the Participant a certificate or certificates therefor, registered in the Participant’s name or (b) cause such shares of Common Stock to be credited to the Participant’s account at the third-party plan administrator. Notwithstanding anything in this Performance-Based Restricted Stock Unit Agreement to the contrary, the Company shall have no obligation to issue or transfer any shares of Common Stock as contemplated by this Performance-Based Restricted Stock Unit Agreement unless and until such issuance or transfer complies with all relevant provisions of law and the requirements of any stock exchange on which the Company’s shares of Common Stock are listed for trading.
4.Definitions.
(a)The term “Company” as used in this Performance-Based Restricted Stock Unit Agreement with reference to service shall include the Company and its Subsidiaries.
(b)Whenever the word “Participant” is used in any provision of this Performance-Based Restricted Stock Unit Agreement under circumstances where the provision should logically be construed to apply to the executors, the administrators, or the person or persons to whom the PSUs may be transferred in accordance with Section 12(b) of the Plan, the word “Participant” shall be deemed to include such person or person.
5.Non-Transferability. The PSUs are not transferable by the Participant except to Permitted Transferees in accordance with Section 12(b) of the Plan. Except as otherwise provided herein, no assignment or transfer of the PSUs, or of the rights represented thereby, whether voluntary or involuntary, by operation of law or otherwise, shall vest in the assignee or transferee any interest or right herein whatsoever, but immediately upon such assignment or transfer the PSUs shall terminate and become of no further effect.
6.Rights as Shareholder. Subject to any dividend equivalent payments to be provided to the Participant in accordance with the Grant Notice and Section 12(c)(iii) of the Plan, the Participant or a Permitted Transferee of the PSUs shall have no rights as a shareholder with respect to any share of Common Stock underlying a PSU unless and until the Participant shall have become the holder of record or the beneficial owner of such share of Common Stock, and no adjustment shall be made for dividends or distributions or other rights in respect of such share of Common Stock for which the record date is prior to the date upon which the Participant shall become the holder of record or the beneficial owner thereof.
7.Tax Withholding. The provisions of Section 12(d) of the Plan are incorporated herein by reference and made a part hereof. In the event the Participant is required to satisfy tax withholding obligations in respect of the Participant’s PSUs upon settlement in cash pursuant to Section 12(d)(i) of the Plan (as opposed to a non-cash method, which may be elected by the Committee, as described in Sections 12(d)(ii) and 12(d)(iii) of the Plan), a “sell to cover” method will be applied. Pursuant to the “sell to cover” method, as soon as practicable following the release of shares of Common Stock to the Participant upon settlement of the Participant’s PSUs (such shares, the “Award Shares”), a certain number of the Award Shares sufficient to cover the amount of income, employment and/or other applicable taxes that are required to be withheld under Applicable Law in respect of such Award Shares (the “Withholding Tax Liability”) will be sold on the open market (subject to any Company-imposed trading restrictions or blackout periods); provided that the Participant may choose to not to apply the “sell to cover” method, and satisfy the Participant’s Withholding Tax Liability with other cash held by Participant instead, as long as the Participant notifies the Company in writing of such decision (i) during a period when the Participant is not restricted from trading due to a Company-imposed blackout period, and (ii) no later than five (5) days prior to the time the applicable PSU to which the Award Shares relate vests.
8.Notice. Every notice or other communication relating to this Performance-Based Restricted Stock Unit Agreement between the Company and the Participant shall be in writing, which may include by electronic mail, and shall be mailed to or delivered to the party for whom it is intended at such address as may from time to time be designated by such party in a notice mailed or delivered to the other party as herein provided; provided that, unless and until some other address be so designated, all notices or communications by the Participant to the Company shall be mailed or delivered to the Company at its principal executive office, to the attention of the Company’s Chief Legal Officer or its designee, and all notices or communications by the Company to the Participant may be given to the Participant personally or may be mailed to the Participant at the Participant’s last known address, as reflected in the Company’s records. Notwithstanding the above, all notices and communications between the Participant and any third-party plan administrator shall be mailed, delivered, transmitted or sent in accordance with the procedures established by such third-party plan administrator and communicated to the Participant from time to time.
9.No Right to Continued Service. This Performance-Based Restricted Stock Unit Agreement does not confer upon the Participant any right to continue as an employee or other service provider to the Company.
10.Binding Effect. This Performance-Based Restricted Stock Unit Agreement shall be binding upon the heirs, executors, administrators and successors of the parties hereto.

11.Waiver and Amendments. Except as otherwise set forth in Section 11 of the Plan, any waiver, alteration, amendment or modification of any of the terms of this Performance-Based Restricted Stock Unit Agreement shall be valid only if made in writing and signed by the parties hereto; provided, however, that any such waiver, alteration, amendment or modification is consented to on the Company’s behalf by the Committee. No waiver by either of the parties hereto of their rights hereunder shall be deemed to constitute a waiver with respect to any subsequent occurrences or transactions hereunder unless such waiver specifically states that it is to be construed as a continuing waiver. For the sake of clarity, in accordance with Section 11(b) of the Plan, the Committee may amend or alter the terms of this Performance-Based Restricted Stock Unit Agreement without the consent of the Participant to that extent that such amendment does not materially and adversely affect the rights of the Participant.
12.Clawback/Forfeiture. Notwithstanding anything to the contrary contained herein or in the Plan, if the Participant has engaged in or engages in any Detrimental Activity, then the Committee may, in its sole discretion, take actions permitted under the Plan, including: (a) canceling the PSUs or (b) requiring that the Participant forfeit any gain realized upon the disposition of any shares of Common Stock received in respect of the PSUs, and repay such gain to the Company. In addition, if the Participant receives any amount in excess of what the Participant should have received under the terms of this Performance-Based Restricted Stock Unit Agreement for any reason (including without limitation by reason of a financial restatement, mistake in calculations or other administrative error), then the Participant shall be required to repay any such excess amount to the Company. Without limiting the foregoing, all PSUs shall be subject to reduction, cancellation, forfeiture or recoupment to the extent necessary to comply with applicable law.
13.Governing Law. This Performance-Based Restricted Stock Unit Agreement shall be construed and interpreted in accordance with the laws of the State of Delaware, without regard to the principles of conflicts of law thereof. Notwithstanding anything contained in this Performance-Based Restricted Stock Unit Agreement, the Grant Notice or the Plan to the contrary, if any suit or claim is instituted by the Participant or the Company relating to this Performance-Based Restricted Stock Unit Agreement, the Grant Notice or the Plan, the Participant hereby submits to the exclusive jurisdiction of and venue in the courts of Delaware.
14.Plan. The terms and provisions of the Plan are incorporated herein by reference. In the event of a conflict or inconsistency between the terms and provisions of the Plan and the provisions of this Performance-Based Restricted Stock Unit Agreement (including the Grant Notice), the Plan shall govern and control.
15.Section 409A. This Performance-Based Restricted Stock Unit Agreement is intended to comply with the provisions of Section 409A of the Code and the regulations promulgated thereunder. Without limiting the foregoing, the Committee shall have the right to amend the terms and conditions of this Performance-Based Restricted Stock Unit Agreement in any respect as may be necessary or appropriate to comply with Section 409A of the Code or any regulations promulgated thereunder, including, without limitation, by delaying the issuance of the shares of Common Stock contemplated hereunder.
16.Imposition of Other Requirements. The Company reserves the right to impose other requirements on the Participant’s participation in the Plan, on the PSUs and on any shares of Common Stock acquired under the Plan, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require the Participant to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.
17.Electronic Delivery and Acceptance. The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means. The Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.
18.Entire Agreement. This Performance-Based Restricted Stock Unit Agreement, the Grant Notice and the Plan constitute the entire agreement of the parties hereto in respect of the subject matter contained herein and supersede all prior agreements and understandings of the parties, oral and written, with respect to such subject matter.
***

EXHIBIT A

Vesting Terms

1.Definitions. For purposes of this Exhibit A:
(a)[“Adjusted EBITDA” means Adjusted EBITDA as calculated by the Company. The Company currently calculates Adjusted EBITDA as net income (loss), plus interest expense, income tax benefit/expense, depreciation and amortization, other income/expense, further adjusted to exclude equity-based compensation, acquisition- and integration-related costs and certain other non-recurring, non-core, infrequent or unusual charges as set forth in the applicable non-GAAP reconciliation prepared by the Company or otherwise determined by the Board in its sole discretion.]
(b)[“Authorized Control4 Assist Integrators” means the number of integrators authorized to sell Control4 Assist as of final day of the applicable Performance Period, provided that the Committee may modify this defined term to better align with Company goals for future Performance Periods and substitute such modified term for this term with respect to any such future Performance Period.]
(c)[“Authorized Control4 Assist Integrators Earned Percentage” means, with respect to each Performance Period, the Earned Percentage achieved with respect to the Authorized Control4 Assist Integrators Performance Metric for such Performance Period (as determined by the Committee in accordance with Section 4 below).]
(d)[“Authorized Control4 Assist Integrators Weighted Percentage” is as set forth in the “Weighted Percentage” table in Section 3 below.]
(e)“Covered Termination” means (i) if the Participant is a participant in the Severance Plan, a “Covered Termination” (as defined in the Severance Plan), or (ii) if the Participant is party to an Employment Agreement, a “Covered Termination” (as defined in the Employment Agreement).
(f)[“Earned Percentage” means, with respect to any Performance Metric, the Earned Percentage corresponding to the level of achievement of the Performance Metric (as determined by the Committee in its sole discretion in accordance with Section 4 below).]
(g)[“Engagement” means the level of the employee engagement (as determined by the Committee or its designee in its sole discretion), as calculated from the responses of the Company’s employees below the level of director to the questions in a pulse survey designed to measure employee engagement administered in the fourth (4th) quarter of the applicable Performance Period by the Company’s third-party human resources survey provider, or if no such survey is administered in the fourth quarter, then the last such survey that was completed.]
(h)[“Engagement Earned Percentage” means, with respect to each Performance Period, the Earned Percentage achieved with respect to the Engagement Performance Metric for such Performance Period (as determined by the Committee in accordance with Section 4 below).]
(i)[“Engagement Weighted Percentage” is as set forth in the “Weighted Percentages” table in Section 3 below.]

(j)[“Net Sales” means, with respect to any Performance Period, “net sales” as reported on the Company’s financial statements for the applicable Performance Period.]
(k)[“Net Sales Earned Percentage” means, with respect to each Performance Period, the Earned Percentage achieved with respect to the Net Sales Performance Metric for such Performance Period (as determined by the Committee in accordance with Section 4 below).]
(l)[“Net Sales Weighted Percentage” is as set forth in the “Weighted Percentages” table in Section 3 below.]
(m)[“PBOI Margin” as the sum of (x) the Company’s Adjusted EBITDA and (y) any amount of bonus earned by the Company’s employees for the applicable period divided by (z) Net Sales, where all inputs are as reported by the Company for the applicable Performance Period.]
(n)[“PBOI Margin Earned Percentage” means, with respect to each Performance Period, the Earned Percentage achieved with respect to the Net Sales Performance Metric for such Performance Period (as determined by the Committee in accordance with Section 4 below).]
(o)[“PBOI Margin Weighted Percentage” is as set forth in “Weighted Percentages” table in Section 3 below.]
(p)     “Qualifying Retirement” means the Participant’s Termination by the Participant following the date on which (i) the Participant attained the age of sixty-two (62) years old and (ii) the number of completed years of the Participant’s employment with the Service Recipient is at least ten (10), but only to the extent the Participant provided the Service Recipient with at least six (6) months’ advanced written notice of such Termination and the Participant remained in good standing up to the date of the Termination.
(f)     “Severance Arrangement” means (i) if the Participant is a participant of the Company’s Change in Control Employee Severance Plan (the “Severance Plan”) as of the date hereof or at the time of Termination, the Severance Plan, or (ii) if the Participant is party to an employment agreement with the Service Recipient as of the date hereof or at the time of Termination that provides for equity acceleration benefits upon a Covered Termination (an “Employment Agreement”), such Employment Agreement.
2.General. Subject to the terms and conditions set forth herein, (i) the PSUs will become earned (“Earned PSUs”), in accordance with Section 4 below, based on the level of achievement of certain [Net Sales, PBOI Margin, Authorized Control4 Assist Integrator, and Engagement] Performance Metrics (each, a “Performance Metric”), and (ii) such Earned PSUs shall vest on the next date the Nasdaq Stock Market (or such other market on which the Company’s Common Stock is then traded, if it is not traded on the Nasdaq Stock Market at such time) is open following the applicable Determination Date (as defined below), provided that the Participant has not incurred a Termination prior to such Determination Date (except as otherwise set forth in Section 5 and Section 6 of this Exhibit A).
3.Performance Criteria.
     With respect to each Performance Period, the Committee shall determine and specify the [Net Sales, PBOI Margin, Authorized Control4 Assist Integrator, and Engagement] Performance amounts that correlate with each of the “Performance Levels” specified in the “Earned Percentage” chart below (such amounts, the “Performance Targets”). [The Performance Targets

for the Year 1 Performance Period are set forth in the “Year 1 Performance Period: Targets” chart below. The Performance Targets for the Year 2 Performance Period and Year 3 Performance Period will be determined by the Committee (in its sole discretion) no later than ninety (90) days following commencement of the applicable Performance Period, and shall be communicated to the Participant following such determination.] Notwithstanding the foregoing, in the event of any mergers, acquisitions, financing, litigation or other events outside of the ordinary course, or other events outside of the Company’s control, such as the impact of currency or interest rate fluctuation, the Committee reserves the right to adjust the established Performance Targets in its discretion.
Earned Percentage (applicable to each Performance Period)

Performance Levels	Earned Percentage
[Below Minimum
Level 1 (Minimum)
Level 2
Level 3 (Target)
Level 4
Level 5 (Maximum) or Above Maximum]

Year 1 Performance Period: Targets

Performance Levels	Performance Targets
	[Net Sales]	[PBOI Margin]	[Authorized Control4 Assist Integrators]	[Engagement]
Level 1 (Minimum)
Level 2
Level 3 (Target)
Level 4
Level 5 (Maximum)

Weighted Percentages	[Net Sales]	[PBOI Margin]	[Authorized Control4 Assist Integrators]	[Engagement]

4.Calculation of Earned PSUs.
(a)Determination of Earned Percentage. Following each Performance Period, the Committee will determine the level at which the applicable Performance Targets established for such Performance Period have been achieved, and shall calculate the corresponding Earned Percentage with respect to each Performance Metric in accordance with

Earned Percentage chart set forth above. Such determination shall occur as soon as practicable following preparation of the Company’s financial statements related to the applicable Performance Period, and the Committee shall approve in writing the extent to which the Performance Targets have been achieved and the corresponding Earned Percentage of each Performance Metric (the date of such approval, the “Determination Date”). All determinations with respect to whether and to the extent to which the Performance Targets have been achieved (including calculation of the corresponding Earned Percentage) shall be made by the Committee in its sole discretion. Unless otherwise determined by the Committee, if actual performance with respect to any Performance Metric is between the “Performance Levels” specified in the chart above, the Earned Percentage with respect to such Performance Metric shall be determined using linear interpolation between such levels; [provided that, with respect to the Engagement Performance Metric, linear interpolation shall not apply between “Level 1 (Minimum)” and “Level 2”, and in the event that actual performance does not meet at least “Level 2” performance, the Earned Percentage with respect to such Performance Metric shall be __%. ]
(b)Calculation of Earned PSUs. With respect to each Performance Period, the number of Earned PSUs shall equal the sum of the following (rounded to the nearest whole unit):
(I) (x) [] of the number of Total Target PSUs multiplied by (y) [Net Sales] Earned Percentage, multiplied by (z) the [Net Sales] Weighted Percentage.
(II)(x) [] of the number of Total Target PSUs multiplied by (y) [PBOI Margin] Earned Percentage, multiplied by (z) the [PBOI Margin] Weighted Percentage.
(III)(x) [] of the number of Total Target PSUs multiplied by (y) [Authorized Control4 Assist Integrator] Earned Percentage, multiplied by (z) the [Authorized Control4 Assist Integrator] Weighted Percentage.
(IV)(x) [] of the number of Total Target PSUs multiplied by (y) [Engagement] Earned Percentage, multiplied by (z) the [Engagement] Weighted Percentage.
With respect to each Performance Period, in the event that less than [] of the Total Target PSUs become Earned PSUs in connection with such Performance Period, a certain number of PSUs shall (x) be automatically forfeited effective as of the last day of the Performance Period (the “Forfeited Units”), with such number equal to (i) [] of the Total Target PSUs, less (ii) the number of Earned PSUs with respect to Performance Period (but in no event less than zero), and (y) not be eligible to vest following the date of such forfeiture.
5.Effect of a Termination. In the event the Participant incurs a Termination, any then-unvested PSUs will automatically be forfeited for no consideration (except as otherwise set forth in this Section 5 and Section 6 below).
(a)Death or Disability. In the case of a Termination as a result of the Participant’s death or Disability, any then-outstanding unvested PSUs shall automatically vest, with each Performance Metric achieved deemed achieved at “Level 3 (Target)” (such level, “Target Performance”).
(b)Covered Termination. Solely to the extent that the Participant participates in or is subject to a Severance Arrangement, in the event such Participant incurs a Covered Termination on or prior to consummation of a Change in Control, all then-outstanding unvested PSUs shall immediately vest, as follows: (i) with respect to any outstanding unvested PSUs that would have been eligible to vest with respect to the Performance Period in which such Termination occurred and any remaining future Performance Period, the unvested PSUs shall vest at Target Performance, and (ii) to the extent the Covered Termination occurs following completion of a Performance Period but prior to the Determination Date for such Performance Period, any outstanding unvested PSUs that would have been eligible to vest with respect to such completed Performance Period, shall vest based on actual performance. The acceleration benefits set forth in this Section 5(b) are contingent upon the Participant’s execution and non-revocation of a release of claims in accordance with the terms of the Severance Agreement.
(c)Qualifying Retirement. In the case of a Termination as a result of a Qualifying Retirement, any then-unvested PSUs shall be treated as follows:
(I)to the extent such Termination occurs following completion a Performance Period but prior to the Determination Date for such Performance Period, the number of unvested PSUs that would have vested as of such Determination Date based on actual performance (had the Participant remained employed through such Determination Date) shall vest with respect to such Performance Period, and
(II) In addition, with respect to the Performance Period in which the Termination occurs, any then-outstanding unvested PSUs (after taking into any Forfeited Units from any prior Performance Periods) shall remain outstanding and eligible to become Earned PSUs upon the applicable Determination Date based on actual performance; provided that the number of Earned PSUs with respect to such Performance Period (as determined by the Committee) shall be pro-rated by multiplying the number of Earned PSUs by a fraction, the numerator of which is the number of days the Participant provided services to or was employed by the Service Recipient during such Performance Period and the denominator of which is 365.
    Any PSUs that remain unvested after taking into account any PSUs that vest accordance with this Section 5(c) shall be automatically forfeited for no consideration.
(d)Detrimental Activity. Notwithstanding anything this Section 5 to the contrary, in the event of Detrimental Activity prior to the applicable vesting date, any then-unvested PSUs shall automatically be forfeited for no consideration.
6. Effect of Change in Control. Subject to Section 10(b) of the Plan, in the event of a Change in Control and provided that the Participant has not incurred a Termination prior to such Change in Control (other than a Termination as a result of a Qualifying Retirement), any then-outstanding unvested PSUs shall be converted into time-based Restricted Stock Units (the “Converted PSUs”) and shall vest in accordance with the Time-Vesting Schedule (defined below), with the number of shares subject to such Converted PSUs to be determined (i) by assuming Target Performance was achieved with respect to any outstanding unvested PSUs that would have been eligible to vest during the Performance Period in which the Change in Control occurred and any remaining future Performance Periods, and (ii) to the extent that the Change in Control occurs following completion of a Performance Period but prior to the Determination Date for such Performance Period, based on actual performance with respect any outstanding unvested PSUs that would have been eligible to vest with respect to such completed Performance Period. For purposes of determining actual performance as of the Change in Control, the Committee may make its determination by using any method determined by the Committee in its discretion in good faith (including, without limitation, a good faith estimation of the level of performance achieved to the extent that the performance results for the completed Performance Period are not yet available).

(a)Subject to Section 10(b) the Plan, the Converted PSUs will remain outstanding and eligible to vest in accordance with the following time-vesting schedule (unless otherwise determined by the Committee) (the “Time-Vesting Schedule”):
(I)If the Change in Control occurs on or prior to completion of the Year 1 Performance Period, [] of the Converted PSUs shall vest on each of [], [], and []; provided that the Participant has not incurred a Termination prior to each applicable vesting date (except as otherwise provided in Section 6(b) and Section 6(c) below).
(II)If the Change in Control occurs following completion of the Year 1 Performance Period but on or prior to completion of the Year 2 Performance Period, [] of the Converted PSUs shall vest on each of [] and []; provided that the Participant has not incurred a Termination prior to each applicable vesting date (except as otherwise provided in Section 6(b) and Section 6(c) below).
(III)If the Change in Control occurs following completion of the Year 2 Performance Period, [] of the Converted PSUs shall vest on []; provided that the Participant has not incurred a Termination prior to such vesting date (except as otherwise provided in Section 6(b) and Section 6(c) below).
(b)In the event the Participant participates in or is subject to a Severance Arrangement as of immediately prior to the Change in Control and such Participant incurs a Covered Termination on or following such Change in Control, [] of the Converted PSUs shall vest upon such Covered Termination.
(c)In the event the Participant incurred a Termination as a result of a Qualifying Retirement, any Converted PSUs held by the Participant shall vest in accordance with the Time-Vesting Schedule without regard to the continued employment or service requirements.